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                                                                     EXHIBIT 4.3

                                 TRUST AGREEMENT

                                     between

                        NELLIE MAE EDUCATION FUNDING, LLC
                                  as Depositor,

                                       and

                              FLEET NATIONAL BANK,

                    not in its individual capacity but solely
                                as Owner Trustee

                            Dated as of June 1, 1996
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                                TABLE OF CONTENTS

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ARTICLE I         Definitions and Usage..........................................................  1
         SECTION 1.1.        Definitions and Usage...............................................  1
ARTICLE II        Organization...................................................................  1
         SECTION 2.1.        Creation of Trust; Name.............................................  1
         SECTION 2.2.        Office and Situs of the Trust.......................................  1
         SECTION 2.3.        Purpose and Powers..................................................  1
         SECTION 2.4.        Appointment of Owner Trustee........................................  2
         SECTION 2.5.        Initial Capital Contribution of Trust Estate........................  2
         SECTION 2.6.        Declaration of Trust................................................  2
         SECTION 2.7.        Liability of the Certificateholders.................................  2
         SECTION 2.8.        Title to Trust Property.............................................  3
         SECTION 2.9.        Representations and Warranties of the Depositor.....................  3
         SECTION 2.10.       Federal Income Tax Allocations......................................  4
         SECTION 2.11.       Required Net Worth..................................................  4

ARTICLE III       Certificates and Transfer of Interests.........................................  4
         SECTION 3.1.        Initial Beneficial Ownership........................................  4
         SECTION 3.2.        Certificates........................................................  4
         SECTION 3.3.        Authentication of Certificates......................................  4
         SECTION 3.4.        Registration of Transfer and Exchange of Certificates...............  5
         SECTION 3.5.        Mutilated, Destroyed, Lost or Stolen Certificates...................  5
         SECTION 3.6.        Persons Deemed Owners...............................................  6
         SECTION 3.7.        Access to List of Certificateholders' Names and Addresses...........  6
         SECTION 3.8.        Maintenance of Office or Agency.....................................  6
         SECTION 3.9.        Appointment of Certificate Paying Agent.............................  6
         SECTION 3.10.       Disposition by Depositor and NMELC.  ...............................  7
         SECTION 3.11.       Book-Entry Certificates.............................................  7
         SECTION 3.12.       Notices to Securities Depository....................................  8
         SECTION 3.13.       Definitive Certificates.............................................  8
         SECTION 3.14.       Determination of Interest Rate......................................  9
         SECTION 3.15.       No Listing on Securities Market.....................................  9

ARTICLE IV        Actions by Owner Trustee.......................................................  9
         SECTION 4.1.        Prior Notice to Rating Agencies and Certificateholders
                             with Respect to Certain Matters.....................................  9
         SECTION 4.2.        Action by Certificateholders with Respect to Certain Matters........  9
         SECTION 4.3.        Action by Certificateholders with Respect to Bankruptcy.............  9
         SECTION 4.4.        Restrictions on Certificateholders' Power........................... 10
         SECTION 4.5.        Majority Control.................................................... 10

ARTICLE V         Application of Trust Funds; Certain Duties..................................... 10
         SECTION 5.1.        Application of Trust Funds.......................................... 10
         SECTION 5.2.        Method of Payment................................................... 13
         SECTION 5.3.        Segregation of Moneys: No Interest.................................. 13
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         SECTION 5.4.        Accounting and Reports to the Noteholders, Certificateholders, the
                             Internal Revenue Service and Others................................. 13
         SECTION 5.5.        Signature on Returns; Tax Matters Partner........................... 14
         SECTION 5.6.        Capital Accounts.................................................... 14

ARTICLE VI        Authority and Duties of Owner Trustee.......................................... 15
         SECTION 6.1.        General Authority................................................... 15
         SECTION 6.2.        General Duties...................................................... 15
         SECTION 6.3.        Action upon Instruction............................................. 15
         SECTION 6.4.        No Duties Except as Specified in this Agreement or in Instructions.. 16
         SECTION 6.5.        No Action Except Under Specified Documents or Instructions.......... 16
         SECTION 6.6.        Restrictions........................................................ 17

ARTICLE VII       Concerning the Owner Trustee................................................... 17
         SECTION 7.1.        Acceptance of Trusts and Duties..................................... 17
         SECTION 7.2.        Furnishing of Documents............................................. 18
         SECTION 7.3.        Representations and Warranties...................................... 18
         SECTION 7.4.        Reliance; Advice of Counsel......................................... 19
         SECTION 7.5.        Not Acting in Individual Capacity................................... 19
         SECTION 7.6.        Owner Trustee Not Liable for Certificates or Financed Loans......... 19
         SECTION 7.7.        Owner Trustee May Own Certificates and Notes........................ 20

ARTICLE VIII      Compensation of Owner Trustee.................................................. 20
         SECTION 8.1.        Owner Trustee's Fees and Expenses................................... 20
         SECTION 8.2.        Payments to the Owner Trustee....................................... 20

ARTICLE IX        Termination of Trust Agreement................................................. 20
         SECTION 9.1.        Termination of Trust Agreement...................................... 20
         SECTION 9.2.        Dissolution upon Insolvency of the Depositor........................ 21

ARTICLE X         Successor Owner Trustees and Additional Owner Trustees......................... 21
         SECTION 10.1.       Eligibility Requirements for Owner Trustee.......................... 21
         SECTION 10.2.       Resignation or Removal of Owner Trustee............................. 22
         SECTION 10.3.       Successor Owner Trustee............................................. 22
         SECTION 10.4.       Merger or Consolidation of Owner Trustee............................ 23
         SECTION 10.5.       Appointment of Co-Owner Trustee or Separate Owner Trustee........... 23

ARTICLE XI        Miscellaneous.................................................................. 24
         SECTION 11.1.       Supplements and Amendments.......................................... 24
         SECTION 11.2.       No Legal Title to Trust Estate in Certificateholders................ 25
         SECTION 11.3.       Limitations on Rights of Others..................................... 25
         SECTION 11.4.       Notices............................................................. 26
         SECTION 11.5.       Severability........................................................ 26
         SECTION 11.6.       Separate Counterparts............................................... 26
         SECTION 11.7.       Successors and Assigns.............................................. 26
         SECTION 11.8.       No Petition......................................................... 26
         SECTION 11.9.       No Recourse......................................................... 26
         SECTION 11.10.      Headings............................................................ 27
         SECTION 11.11.      Governing Law....................................................... 27
         SECTION 11.12.      Creation of Trust and Delivery of Trust Agreement................... 27
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        TRUST AGREEMENT dated as of June 1, 1996, between Nellie Mae Education
Funding, LLC, a Delaware limited liability company, as Depositor (the
"Depositor") and Fleet National Bank, a national banking association, not in its individual capacity but solely as Owner Trustee (the "Owner Trustee").

         The Depositor and the Owner Trustee hereby agree as follows:

                                    ARTICLE I

                              Definitions and Usage

         SECTION 1.1. Definitions and Usage. Unless the context shall clearly indicate some other meaning or may otherwise require, capitalized terms used but not defined herein are defined in Exhibit A hereto, which also contains rules as to construction and usage that are applicable herein.

                                   ARTICLE II

                                  Organization

         SECTION 2.1. Creation of Trust; Name. There is hereby created a Trust which shall be known as "Nellie Mae Education Loan Trust," in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued. The Trust shall constitute a Massachusetts trust within the meaning of Chapter 182 of the Massachusetts General Laws for which the Depositor has filed a copy of this Agreement as the declaration of trust with the Secretary of the Commonwealth and with the Clerk of the City of Boston, Massachusetts.

         SECTION 2.2. Office and Situs of the Trust. The registered office in Massachusetts and situs of the Trust shall be in care of the Owner Trustee at One Federal Street Boston, Massachusetts, 02211 or at such other office as the Owner Trustee may designate.

         SECTION 2.3. Purpose and Powers. The purpose of the Trust is to engage in the following activities:

                  (i) to issue one or more Classes of Certificates pursuant to this Agreement and the applicable Trust Supplement, and to sell the Certificates in one or more transactions;

                  (ii) to issue one or more Series of Notes pursuant to the Indenture and the applicable Terms Supplement and to sell the Notes in one or more transactions;

                  (iii) with the proceeds of the sale of the Notes and the Certificates, to purchase Loans, from time to time, pursuant to the Sales Agreement or a Supplemental Sales Agreement, to fund one or more subaccounts within the Pre-Funding Account, to fund one or more subaccounts within the Acquisition Account and to fund one or more accounts within the Debt Service Reserve Fund, all in accordance with the Indenture;

                  (iv) to assign, grant, transfer, pledge, mortgage and convey the Indenture Trust Estate to the Indenture Trustee pursuant to the Indenture and the applicable Terms Supplement and to hold, manage and distribute to the Certificateholders any portion of the Indenture Trust Estate released from the lien of, and remitted to the Trust pursuant to, the Indenture and the applicable Terms Supplement;

                  (v) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

                  (vi) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

                  (vii) to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the Certificateholders, the Noteholders and others, including the Administrator and the Servicer, as contemplated by the Basic Documents.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents.

         SECTION 2.4. Appointment of Owner Trustee. The Depositor hereby (i) appoints the Owner Trustee as trustee of the Trust effective as of the date hereof to have all the rights, powers and duties set forth herein and (ii) ratifies all actions of the Owner Trustee taken on behalf of the Trust prior to the execution hereof.

         SECTION 2.5. Initial Capital Contribution of Trust Estate. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1.00. The Owner Trustee hereby acknowledges receipt in trust from the Depositor of the foregoing contribution, which shall constitute the initial Trust Estate and shall be deposited in the Revenue Fund. The Depositor shall pay the organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses, including reasonable fees and expenses of counsel, paid by the Owner Trustee.

         SECTION 2.6. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Indenture and the other Basic Documents. It is the intention of the parties hereto that the Trust constitute a trust under Massachusetts law and that this Agreement constitute the governing instrument of such trust. If for any reason it is determined that the Trust does not qualify as a trust under Chapter 182 of the Massachusetts General Laws, it shall be a trust, nonetheless, under the common law of Massachusetts. It is the intention of the parties hereto that, solely for Federal income tax purposes, the Trust shall be treated as a partnership, with the assets of the partnership being the Financed Loans and other assets held by the Trust, the partners of the partnership being the Certificateholders (including the Depositor and NMI Education Loan Corporation ("NMELC")) in their capacity as Certificateholders and as recipients of distributions from the Trust) and the Notes being debt of the partnership. The parties agree that, unless otherwise required by appropriate Federal tax authorities, they shall treat the Trust as a partnership for Federal tax purposes, and the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for Federal tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein with respect to accomplishing the purposes of the Trust.

         SECTION 2.7. Liability of the Certificateholders.

                  (a) The Depositor shall be liable directly to and will indemnify the injured party for all losses, claims, damages, liabilities and expenses of the Trust (including expenses, to the extent that the portion of the Trust Estate that would remain if all the Notes were paid in full would not

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         be sufficient to pay any such liabilities, or if such liabilities in fact were not paid out of the Trust Estate) to the extent that the Depositor would be liable if the Trust were a partnership under the Massachusetts Uniform Limited Partnership Act in which the Depositor were a general partner; provided, however, that the Depositor shall not be liable for any losses incurred by a beneficial owner of a Note in its capacity as a Noteholder or to any Certificateholder. In addition, any third party creditors of the Trust (other than in connection with the obligations to Noteholders excepted above) shall be deemed third party beneficiaries of this paragraph. The obligations of the Depositor under this paragraph shall be evidenced by the Certificates described in Section 3.10, which shall be deemed to be a separate Class of Certificates from all other Certificates issued by the Trust; provided that the rights and obligations evidenced by all Certificates, regardless of Class, except as provided in this Section 2.7 and in Sections 2.10 and 3.10 hereof shall be identical.

                  (b) No Certificateholder, other than to the extent set forth in paragraph (a), shall have any personal liability for any liability or obligation of the Trust.

         SECTION 2.8. Title to Trust Property. Legal title to all of the Trust Estate, including without limitation, the Financed Loans, shall be vested at all times in the Owner Trustee (or a co-trustee and/or a separate trustee if the Owner Trustee deems it necessary or desirable pursuant to Section 10.5) except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in the Trust, in which case title shall be deemed to be vested in the Trust. Notwithstanding the foregoing, to the extent the Depositor is deemed to retain any right, title or interest in the Trust Estate, the Depositor grants to the Owner Trustee for the benefit of the Trust a security interest therein.

         SECTION 2.9. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee that:

                  (a) The Depositor is duly organized, validly existing and in good standing under the laws of the Commonwealth, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

                  (b) The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust (or with the Owner Trustee on behalf of the Trust) and the Depositor has duly authorized such sale and assignment and deposit to the Trust (or to the Owner Trustee on behalf of the Trust) by all necessary action; and the execution, delivery and performance of this Agreement have been duly authorized by the Depositor by all necessary action.

                  (c) This Agreement constitutes a legal, valid and binding obligation of the Depositor enforceable in accordance with its terms.

                  (d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the certificate of organization or operating agreement of the Depositor or any material indenture, agreement or other material instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

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
                  (e) No consent, authorization or approval of, or filing with. any Federal or state governmental or administrative authority is required to be obtained by the Depositor prior to its entering into this Agreement or in connection with its consummation of the transactions contemplated by the Basic Documents.

         SECTION 2.10. Federal Income Tax Allocations. For federal income tax purposes, as of the close of each month items of gross income of the Trust (consisting of a proportionate part of each item of gross income) shall be allocated among the Certificateholders in proportion to, but not in excess of, the following amount:

                  for each Certificate, to the holder of such Certificate, the total interest paid on such Certificate from the commencement of the Trust through the end of such month, plus the amount of interest, if any, accrued through the end of such month and reasonably expected to be paid on such Certificate during the next month, minus the aggregate income allocated for such Certificate under this sentence for all prior periods.

         All other items of gross income and all items of deduction and loss shall be allocated to the Depositor and NMELC in proportion to the amount of the Certificates issued to the Depositor and NMELC pursuant to Section 3.10.

         SECTION 2.11. Required Net Worth. For so long as any Notes or Certificates shall remain outstanding, the Depositor shall take all actions necessary to maintain its net worth (exclusive of its interest in the Trust)
equal to $         or such other amount as satisfies the then existing Internal
Revenue Service guidelines concerning the net worth requirements for general partners of partnerships, as set forth in Revenue Procedure 92-88 or successor pronouncements.

                                   ARTICLE III

                     Certificates and Transfer of Interests

         SECTION 3.1. Initial Beneficial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.5 and until the issuance of Certificates, the Depositor shall be the sole beneficial owner of the Trust.

         SECTION 3.2. Certificates. Each Class of Certificates shall be issued in Authorized Denominations; provided, however, that the Certificates issued to the Depositor and NMELC pursuant to Section 3.10 may be issued in such denomination as to include any residual amount of the Certificate Balance (but in no case less than $1,000 in principal amount). The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

         SECTION 3.3. Authentication of Certificates. Upon the initial sale of Financed Loans to the Trust pursuant to the Sales Agreement, and from time to time in connection with any subsequent sale of Financed Loans to the Trust pursuant to a Supplemental Sales Agreement, Certificates shall be issued, in Authorized Denominations, in an aggregate principal amount and with such terms and designation, including the

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designation that each particular Class of Certificates is identified with a particular Series of Notes, all as shall be provided in a related Trust Supplement. No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit B, executed by the Owner Trustee by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. The Maturity Date for each Class of Certificates shall occur later than the Maturity Date for all related Classes of Notes.

         SECTION 3.4. Registration of Transfer and Exchange of Certificates. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.8, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of and transfers and exchanges of Certificates. The Owner Trustee shall be the initial Certificate Registrar.

         Upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.8, the Owner Trustee shall execute, authenticate and deliver in the name of the designated transferee or transferees, one or more new Certificates, in authorized denominations of a like aggregate amount dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Certificateholder, Certificates may be exchanged for other Certificates of Authorized Denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to Section 3.8.

         Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer substantially in the form set forth in Exhibit B hereto duly executed by the Certificateholder or his attorney duly authorized in writing, with such signature guaranteed by an entity acceptable to the Owner Trustee. Each Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Owner Trustee in accordance with its customary practice.

         No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The preceding provisions of this Section 3.4 notwithstanding, the Owner Trustee shall not be required to make and the Certificate Registrar need not register transfers or exchanges of Certificates, for a period of fifteen (15) days preceding any Distribution Date with respect to the Certificates.

         The Certificates and any beneficial interest in such Certificates may not be acquired by a Benefit Plan. By accepting and holding a Certificate or an interest therein, the Certificateholder thereof or Certificate Owner thereof shall be deemed to have represented and warranted that it is not a Benefit Plan, and is not using assets of a Benefit Plan to purchase any Certificates.

         SECTION 3.5. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, the Owner Trustee, on behalf of the Trust, shall execute and the Owner Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen

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
Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section 3.5, the Owner Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section
3.5 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate, shall be found at any time.

         SECTION 3.6. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar and any agent may treat the person in whose name any Certificate shall be registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.1 and for all other purposes whatsoever, and neither the Owner Trustee, the Certificate Registrar nor any agent of any thereof shall be bound by any notice to the contrary.

         SECTION 3.7. Access to List of Certificateholders' Names and Addresses. The Owner Trustee shall furnish or cause to be furnished to the Depositor within fifteen (15) days after receipt by the Owner Trustee of a request therefor from the Depositor in writing, a list, in such form as the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders or one or more Certificateholders evidencing not less than twenty-five percent (25%) of the Certificate Balance apply in writing to the Owner Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Owner Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Upon receipt of any such application, the Owner Trustee will promptly notify the Depositor by providing a copy of such application and a copy of the list of Certificateholders produced in response thereto. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

         SECTION 3.8. Maintenance of Office or Agency. The Owner Trustee shall maintain in the City of Boston, Massachusetts, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates and the other Basic Documents may be served. The Owner Trustee initially designates its corporate trust department, One Federal Street, Boston, Massachusetts, 02211 as such office. The Owner Trustee shall give prompt written notice to the Depositor and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

         SECTION 3.9. Appointment of Certificate Paying Agent. The Certificate Paying Agent shall make distributions to Certificateholders from the amounts received from the Indenture Trustee out of the Trust Funds and Accounts pursuant to Section 5.1 and shall report the amounts of such distributions to the Owner Trustee. Any Certificate Paying Agent shall have the revocable power to receive such funds from the Indenture Trustee for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Certificate Paying Agent for any reason. The Certificate Paying Agent shall initially be the Owner Trustee, and any co-paying agent chosen by the Owner Trustee. The Owner Trustee shall furnish the Indenture Trustee notice identifying each co-paying agent within two days of any such appointment. The Owner Trustee shall be permitted to resign as Certificate Paying Agent upon 30 days' written notice to the Owner Trustee. In the event that the Owner Trustee shall no longer be the Certificate Paying Agent, the Owner Trustee shall appoint a successor to act as Certificate Paying Agent

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
(which shall be a bank or trust company); provided that if the Owner Trustee is unsuccessful in appointing a successor Certificate Paying Agent, the Owner Trustee may petition a court of competent jurisdiction to appoint a successor Certificate Paying Agent. The Owner Trustee shall give notice to the Rating Agencies of the appointment of a successor Certificate Paying Agent. The Owner Trustee shall cause such successor Certificate Paying Agent or any additional Certificate Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Certificate Paying Agent or additional Certificate Paying Agent shall agree with the Owner Trustee that, as Certificate Paying Agent, such successor Certificate Paying Agent or additional Certificate Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Certificate Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Certificate Paying Agent such Certificate Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.1, 7.3, 7.4, 7.5 and 8.1 shall apply to the Owner Trustee also in its role as Certificate Paying Agent and Certificate Registrar, for so long as the Owner Trustee shall act as Certificate Paying Agent or Certificate Registrar and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Certificate Paying Agent shall include any co-paying agent unless the context requires otherwise.

         SECTION 3.10. Disposition by Depositor and NMELC. On and after each Closing Date, the Depositor shall retain beneficial and record ownership of Certificates in an amount such that the aggregate amount of Certificates then owned by the Depositor represents at least one percent (1%) of the Certificate Balance. On and after each Closing Date, NMELC shall retain beneficial and record ownership of Certificates in an amount such that the aggregate amount of Certificates then owned by NMELC represents at least one ninety-ninth (1/99th) of the aggregate amount of the Certificates then owned by the Depositor.

         Any attempted transfer of any Certificate that would reduce such interest of the Depositor and NMELC below the respective levels described herein shall be void. The Owner Trustee shall cause any Certificate issued to the Depositor or to NMELC on the Closing Date (and any Certificate issued in exchange therefor) to contain a legend stating "THIS CERTIFICATE IS NONTRANSFERABLE." The right of the Depositor and NMELC to receive the amounts payable to it in accordance with Section 5.1(a) of this Trust Agreement shall not be transferable or assignable.

         SECTION 3.11. Book-Entry Certificates. The Certificates, upon original issuance, will be issued in the form of a typewritten Certificate or Certificates representing Book-Entry Certificates, to be delivered to the Depository Trust Company, the initial Securities Depository, by, or on behalf of, the Trust; provided, however, that one Definitive Certificate (as defined below) of each Class may be issued to the Depositor and NMELC pursuant to
Section 3.10. Such Book-Entry Certificate or Book-Entry Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Securities Depository, and no Certificate Owner (other than the Depositor and NMELC) will receive a Definitive Certificate representing such Certificate Owner's interest in such Certificate, except as provided in Section 3.13. Unless and until definitive, fully registered Certificates (the "Definitive Certificates") have been issued to Certificate Owners pursuant to Section 3.13 and except for the Certificates issued to the Depositor and NMELC pursuant to Section 3.10:

                  (i) the provisions of this Section shall be in full force and effect;

                  (ii) the Certificate Registrar, the Certificate Paying Agent and the Owner Trustee shall be entitled to deal with the Securities Depository for all purposes of this Agreement (including the payment of principal of and interest on the Certificates and the giving of instructions or directions hereunder) as the sole Certificateholder and shall have no obligation to the Certificate Owners;

                  (iii) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control;

                  (iv) the rights of Certificate Owners shall be exercised only through the Securities Depository and shall be limited to those established by law and agreements between such Certificate Owners and the Securities Depository and/or the Securities Depository Participants. Unless and until Definitive Certificates are issued pursuant to Section 3.13, the initial Securities Depository will make book-entry transfers among the Securities Depository Participants and receive and transmit payments of principal of and interest on the Certificates to such Securities Depository Participants; and

                  (v) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Certificateholders of Certificates evidencing a specified percentage of the Certificate Balance, the Securities Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Securities Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Certificates and has delivered such instructions to the Owner Trustee.

         SECTION 3.12. Notices to Securities Depository. Whenever a notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.13 and except for the Certificates issued to the Depositor and to NMELC pursuant to Section 3.10, the Owner Trustee shall give all such notices and communications specified herein to be given to Certificateholders to the Securities Depository, and shall have no obligations to the Certificate Owners.

         SECTION 3.13. Definitive Certificates. If (i) the Securities Depository advises the Owner Trustee that it is no longer willing or able to discharge properly its responsibilities with respect to the Certificates, and the Owner Trustee is unable to locate a qualified successor, (ii) the Owner Trustee elects to terminate the book-entry system through the Securities Depository or (iii) after the occurrence of an Event of Default, a Servicer Default or an Administrator Default, Certificate Owners representing beneficial interests aggregating more than half of the Certificate Balance advise the Securities Depository (which shall then notify the Owner Trustee) in writing that the continuation of a book-entry system through the Securities Depository is no longer in the best interest of the Certificate Owners, then the Owner Trustee shall cause the Securities Depository to notify all Certificate Owners of the occurrence of any such event and of the availability of the Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Owner Trustee of the typewritten Certificate or Certificates representing the Book-Entry Certificates by the Securities Depository, accompanied by registration instructions, the Owner Trustee shall execute and authenticate the Definitive Certificates in accordance with the instructions of the Securities Depository. Neither the Certificate Registrar nor the Owner Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Owner Trustee shall recognize the registered holders of the Definitive Certificates as Certificateholders. The Definitive Certificates shall, at the expense of the Depositor, be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Owner Trustee, as evidenced by its execution thereof.

         SECTION 3.14. Determination of Interest Rate. Each Class of Certificates shall accrue interest during each Interest Period at the Interest Rate set forth in the related Trust Supplement.

         SECTION 3.15. No Listing on Securities Market. The Certificates shall not be listed on any established securities market. For this purpose, an established securities market includes any national securities exchange registered under the Securities Exchange Act or exempted from registration because of the limited volume of transactions, any local exchange, and any over the counter market characterized by an interdealer quotation system which regularly disseminates quotations of obligations by identified brokers or dealer, by electronic means or otherwise.

                                   ARTICLE IV

                            Actions by Owner Trustee

         SECTION 4.1. Prior Notice to Rating Agencies and Certificateholders with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless at least thirty days before the taking of such action, the Owner Trustee shall have notified the Rating Agencies and the Certificateholders in writing of the proposed action and the Certificateholders shall not have notified the Owner Trustee in writing prior to the thirtieth day after such notice is given that such Certificateholders have withheld consent:

                  (a) the initiation of any material claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Financed Loans) and the compromise of any material action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of Financed Loans);

                  (b) the amendment of the Indenture or a Terms Supplement by a supplemental indenture in circumstances where the consent of any Noteholder is required;

                  (c) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Certificateholders; or

                  (d) the appointment pursuant to the Indenture or a Terms Supplement of a successor Note Registrar or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar or Certificate Paying Agent, or the consent to the assignment by the Note Registrar, Certificate Paying Agent, Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

         SECTION 4.2. Action by Certificateholders with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the direction of the Certificateholders, to (a) remove the Administrator, (b) remove the Servicer or (c) except as expressly provided in the Basic Documents, sell the Financed Loans after the termination of the Indenture.

         SECTION 4.3. Action by Certificateholders with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Certificateholders (other than the Depositor and NMELC) and the delivery to the Owner Trustee by each such Certificateholder of a certificate certifying that such Certificateholder believes that the Trust is insolvent.

        SECTION 4.4. Restrictions on Certificateholders' Power. The Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the other Basic Documents or would be contrary to Section 2.3 hereof nor shall the Owner Trustee be permitted to follow any such direction, if given.

         SECTION 4.5. Majority Control. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the Certificateholders of Certificates evidencing more than half of the Certificate Balance. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Certificateholders of Certificates evidencing more than half of the Certificate Balance at the time of the delivery of such notice.

              ARTICLE V

                   Application of Trust Funds; Certain Duties

          SECTION 5.1. Application of Trust Funds.

         (a) There is hereby established a Fund, to be held by the Owner Trustee on behalf of the Certificateholders and designated the "Nellie Mae Education Loan Trust Certificate Fund" (referred to hereafter as the "Certificate Fund"). The Certificate Fund shall be used only for the payment of principal of and interest on the Certificates, except to the extent otherwise provided in this Trust Agreement or a related Trust Supplement. The Certificate Fund shall consist of two Accounts, which are hereby established, to be held by the Owner Trustee on behalf of the Certificateholders and designated the "Certificate Interest Account" and the "Certificate Payment Account." Each particular Class of Certificates shall be identified to a particular Series of Notes pursuant to
Section 3.3 hereof and the related Trust Supplement. The Owner Trustee shall maintain separate subaccounts within the Certificate Interest Account and the Certificate Payment Account for each such Class and, after the creation of any such subaccounts, references in this Trust Agreement to the Certificate Interest Account or the Certificate Payment Account shall be deemed to refer to the applicable subaccount.

         Moneys received from the Indenture Trustee pursuant to clause fourth of
Section 4.2 of the Indenture or clause Third of Section 4.5(b) of the Indenture shall be deposited in the Certificate Interest Account. Moneys shall also be deposited in the Certificate Interest Account from the Certificate Payment Account as provided below. Moneys on deposit in the Certificate Interest Account shall be applied by the Owner Trustee to the payment of interest on Certificates when due (whether on a Distribution Date or upon the prepayment or payment of the Certificates in accordance with the terms of this Trust Agreement and the related Trust Supplement) without further authorization or direction.

         Moneys received from the Indenture Trustee pursuant to clause fifth of
Section 4.2 of the Indenture, Section 4.5(a) of the Indenture, clause Tenth of
Section 4.5(b) of the Indenture or Section 4.6(b) of the Indenture shall be deposited in the Certificate Payment Account. Moneys on deposit in the Certificate Payment Account shall be applied by the Owner Trustee to the payment of principal of Certificates when due (whether on a Distribution Date or upon the prepayment or payment of the Certificates in accordance with the terms of this Trust Agreement and the related Trust Supplement) without further authorization or direction. Prior to application thereof in accordance with the preceding sentence, moneys on deposit in the Certificate Payment Account shall be transferred by the Owner Trustee and used to make up any deficiency in the Certificate Interest Account.

         Notwithstanding the preceding two paragraphs of this Section 5.1(a), if a particular Class of Certificates identified with a particular Series of Notes pursuant to Section 3.3 hereof and the related Terms Supplement has been paid in full (other than Certificates of such particular Class that are owned by the Depositor and NMELC), then moneys received by the Owner Trustee from the Indenture Trustee pursuant to clauses fourth and fifth of Section 4.2 of the Indenture, clauses Third and Tenth of Section 4.5(b) of Indenture and Section 4.6(b) of the Indenture shall be distributed promptly to the Depositor and NMELC in proportion to the amount of the Certificates issued to the Depositor and NMELC pursuant to Section 3.10.

         No later than the close of business on the Distribution Date, the Certificate Paying Agent will distribute to Certificateholders on a pro rata basis with respect to the payment of interest and pursuant to the procedures set forth in subsection (e) below with respect to the payment of principal; provided, however, that if the Owner Trustee receives funds for distribution to Certificateholders after 12:00 noon on any day it shall use all reasonable efforts to distribute such funds to Certificateholders on such day but shall not be liable for any damages if such funds are distributed on the following Business Day. Notwithstanding the foregoing, all amounts received by the Owner Trustee from the Indenture Trustee pursuant to clauses Eighth and Eleventh of
Section 4.5(b) of the Indenture shall be distributed promptly to the Depositor and NMELC in proportion to the amount of the Certificates issued to the Depositor and NMELC pursuant to Section 3.10. Such distributions shall not reduce the principal amount of the respective Certificates held by the Depositor and NMELC and no other Certificateholder shall be entitled to or have a claim for such amounts.

         (b) No later than two Business Days preceding any Distribution Date, the Owner Trustee shall certify in writing to the Indenture Trustee the amount of interest, including Deferred Interest, payable on such Distribution Date.

         (c) No later than the Business Day following its receipt thereof, the Owner Trustee shall send to each Certificateholder the statement provided to the Owner Trustee by the Administrator pursuant to Section 2.3 of the Administration Agreement relating to such Distribution Date.

         (d) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section. The Owner Trustee is hereby authorized to and shall, upon receipt of written instructions of the Administrator identifying the appropriate amount, retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust to be remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Owner Trustee in its sole discretion may (but unless otherwise required by law shall not be obligated to) withhold such amounts in accordance with this paragraph (d). In the event that a Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

         (e) The Certificates shall be subject to optional purchase prepayment or mandatory principal distribution prior to the applicable Maturity Date upon the terms and conditions and on such dates as may be set forth in the related Trust Supplement.

        In the event of the optional purchase prepayment or mandatory distribution of principal at any time of only part of any Class of Certificates, moneys available for such prepayment or distribution shall be applied to the payment of a portion of the principal of each Certificate of such Class in accordance with the ratio which the outstanding principal amount of such Certificate bears to the Certificate Balance of such Class. Such ratio will be expressed as a seven-digit decimal, which will initially be 1.0000000 and will thereafter decline to reflect the reduction in the Certificate Balance of a Certificate after such prepayment or distribution (the "Principal Factor"). Following any prepayment or principal distribution in part, the Certificate Balance of each affected Certificate shall be deemed to be an amount equal to the original principal amount of such Certificate multiplied by the Principal Factor.

         As provided in the Master Indenture, on any Distribution Date on or after which the Balance in the applicable Account of the Student Loan Portfolio Fund is equal to or less than a certain percentage (as specified in the related Terms Supplement) of the Initial Pool Balance with respect to the applicable Financed Loans, the Seller may repurchase all such remaining Financed Loans at a purchase price equal to the outstanding principal balance of such Financed Loans, plus accrued and unpaid interest. The proceeds of the sale of any such Financed Loans shall be credited to the applicable subaccount in the Note Payment Account within the Note Fund and used on such Distribution Date for mandatory distributions of principal. Pursuant to Section 4.6(b) of the Master Indenture, after all of the Notes of the applicable Series have been paid in full, any amounts remaining in the applicable subaccount in the Note Payment Account shall be transferred to the Owner Trustee. Pursuant to Section 5.1(a) herein, amounts received by the Owner Trustee pursuant to Section 4.6(b) of the Master Indenture shall be deposited in the applicable subaccount in the Certificate Payment Account.

         All Certificates shall be subject to mandatory principal distributions on each Distribution Date as a whole or in part on the terms hereinafter set forth prior to their respective Maturity Dates, from moneys on deposit in the applicable subaccount in the Certificate Payment Account with respect to the payment of principal and in the applicable subaccount in the Certificate Interest Account with respect to the payment of interest. Accrued interest on the amount of principal so distributed shall be payable on such Distribution Date, provided that Deferred Interest shall be payable only to the extent that funds are available therefor. Mandatory distributions of principal shall occur as aforesaid at such times, but only at such times, as there shall be in excess of $5,000 in the Certificate Payment Account of the Certificate Fund on the third Business Day immediately preceding a Distribution Date.

         Except as otherwise provided in the related Trust Supplement, notice of optional purchase prepayment of Certificates shall be given at the Issuer's request by the Owner Trustee in the name and for and on behalf of the Issuer not less than thirty (30) days prior to the date of prepayment. Notice of optional purchase prepayment of any Certificate shall be given within the time period specified in the related Trust Supplement by first class mail, postage prepaid, to the Holders of such Class of Certificates at the address of such Holder as it appears in the Certificate Register or by transmitting such notice by telex or telecopier to such Holder who shall have submitted a written request to the Trustee for notice of optional purchase prepayment by such means, to the telex or telecopier number set forth in such request. A copy of any notice so transmitted shall also be mailed to such Holder at the address of such Holder set forth in the Certificate Register, provided, however, that neither failure by the Trustee to so mail a copy of such notice nor any defect in such copy shall affect the validity of such notice so transmitted in accordance herewith and provided, further, that neither failure by the Trustee to so transmit a copy of such notice by telex or telecopier or any defect therein shall affect the validity of such notice so mailed in accordance herewith.

         Each notice of optional purchase prepayment shall state (i) the amount of principal of the Class of the Certificates to be prepaid, the prepayment date and the applicable Principal Factor (after giving effect to such prepayment or distribution); (ii) that the interest on the Certificates, or on the principal amount thereof to be prepaid shall cease to accrue from and after such prepayment date; and (iii) that on the prepayment date there will become due and payable on each said Certificate the principal amount thereof to be prepaid and the interest accrued on such principal amount to such date.

         If notice of optional purchase prepayment of a Certificate shall have been duly given as hereinbefore provided and if moneys for the payment of such Certificate (or of the principal amount thereof subject to such prepayment), and the interest to accrue to the prepayment date with respect to such Certificate (or portion thereof) shall be held for the purpose of such payment by the Owner Trustee, then such Certificate or portion thereof shall, on the prepayment date designated in such notice, become due and payable, and interest on said Certificate or portion thereof shall cease to accrue.

         All Certificates surrendered pursuant to the provisions of this Section
5.1 shall be cancelled.

         SECTION 5.2. Method of Payment. Subject to Section 9.1(c), distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the applicable Record Date either by wire transfer, in immediately available funds, to the account of such Certificateholder at a bank or other entity having appropriate facilities therefore, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions (which may be standing instructions) at least five Business Days prior to such Distribution Date and such Certificateholder's Certificates in the aggregate evidence a denomination of not less than $1,000,000, or, if not, by check mailed to such Certificateholder at the address of such Certificateholder appearing in the Certificate Register; provided, however, that, unless Definitive Certificates have been issued pursuant to Section 3.13, with respect to Certificates registered on the Record Date in the name of the nominee of the Securities Depository (initially, such nominee to be Cede & Co.), distributions will be made by wire transfer in immediately available funds to the account designated by such nominee. Notwithstanding the foregoing, the final distribution in respect of any Certificate (whether on the Maturity Date or otherwise) will be payable only upon presentation and surrender of such Certificate at the corporate trust office of the Owner Trustee maintained pursuant to Section 3.8 hereof or such other location specified in writing to the Certificateholder thereof.

         SECTION 5.3. Segregation of Moneys: No Interest. Subject to Section 5.1, moneys received by the Owner Trustee hereunder shall be deposited in the Certificate Fund and invested in Investment Securities in accordance with instructions received from the Administrator. The Owner Trustee shall not be liable for any interest thereon or losses suffered in connection therewith.

         SECTION 5.4. Accounting and Reports to the Noteholders, Certificateholders, the Internal Revenue Service and Others. The Owner Trustee shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting, (b) deliver (or cause to be delivered) to each Certificateholder (and to each person who was a Certificateholder at any time during the applicable calendar year), as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable each such Certificateholder to prepare its Federal and state income tax returns, (c) file (or cause to be filed) such tax returns relating to the Trust (including a partnership information return, Internal Revenue Service Form 1065), and make such elections as may from time to time be required or appropriate under any applicable state or Federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for Federal income tax purposes, (d) cause such tax returns to be signed in the manner required by law and (e) collect (or cause to be collected) any withholding tax as described in and in accordance with Section 5.1(d) with respect to income or distributions to Certificateholders. The Owner Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Financed Loans. Neither the Owner Trustee, nor the Administrator on behalf of the Owner Trustee, shall make the election provided under Section 754 of the Code. The Owner Trustee shall be entitled to hire an independent accounting firm to perform the functions described in this Section 5.4.

         SECTION 5.5. Signature on Returns; Tax Matters Partner.

                  (a) The Owner Trustee shall sign on behalf of the Trust the tax returns of the Trust unless otherwise required by applicable law.

                  (b) The Depositor shall be designated the "tax matters partner" of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations.

         SECTION 5.6. Capital Accounts. The Trust shall maintain accounts ("Capital Accounts") with respect to each Certificateholder (including the Depositor and NMELC) in accordance with the following provisions:

                  (a) Each Certificateholder's Capital Account shall be increased by the Capital Contributions (as defined below) of such Certificateholder, such Certificateholder's distributive share of gain (and any liquidated gain) and any items in the nature of income or gain which are specially allocated to such Certificateholder pursuant to
         Section 2.10 of this Agreement.

                  (b) Each Certificateholder's Capital Account shall be reduced by any amount distributed to such Certificateholder (including, in the case of the Depositor and NMELC, any amount released or otherwise distributed to the Depositor and NMELC pursuant to clauses Eighth and Eleventh of Section 4.5(b) of the Indenture) and such Certificateholder's distributive share of losses and deductions (and any liquidating loss), including any special allocation pursuant to
         Section 2.10.

                  (c) In the event all or a portion of a Certificate is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it related to such Certificate or a portion thereof.

                  (d) Notwithstanding the above, the Capital Accounts shall be adjusted in accordance with the provisions governing the economic rights of the Certificateholders, as set forth herein and in the Basic Documents.

                  "Capital Contribution" means the amount of any cash and the fair market value of any property contributed to the Trust by a Certificateholder (including any amounts deemed to be contributed in connection with the original issuance of the Certificates), including, in the case of the Depositor, the fair market value of any Financed Loans deemed to be contributed by the Depositor to the Trust, taking into account the provisions of Section 707(a)(2)(B) of the Code and the Regulations thereunder. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Treasury Regulations and shall be interpreted in a manner consistent therewith.

                                   ARTICLE VI

                      Authority and Duties of Owner Trustee

         SECTION 6.1. General Authority. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, in each case, in such form as the Depositor shall approve as evidenced conclusively by the Owner Trustee's execution thereof, and, on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver such Notes as may from time to time be authorized by the Indenture and any related Terms Supplement. The Owner Trustee is also authorized and directed on behalf of the Trust to acquire and hold legal title to the Financed Loans from the Depositor or upon the direction of the Depositor.

         In addition to the foregoing, the Owner Trustee is authorized to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator directs or instructs with respect to the Basic Documents (including, without limitation, the execution thereof) or with respect to the administration of the Trust.

         SECTION 6.2. General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all its responsibilities pursuant to the terms of this Agreement and the other Basic Documents to which the Trust is a party and to administer the Trust in the best interests of the Certificateholders, subject to and in accordance with the provisions of this Agreement and the other Basic Documents. Without limiting the foregoing, the Owner Trustee shall on behalf of the Trust file any claim or claims that may exist on behalf of the Trust against the Depositor in connection with any claims paying procedure as part of an insolvency or receivership proceeding involving the Depositor. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any other Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement. Except as expressly provided in the Basic Documents, the Owner Trustee shall have no obligation to administer, service or collect the Financed Loans or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Financed Loans.

         SECTION 6.3. Action upon Instruction.

                  (a) Subject to Article IV, Section 7.1 and in accordance with the terms of the Basic Documents, the Certificateholders may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Article IV.

                  (b) The Owner Trustee shall not be required to take any action hereunder or under any other Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

                  (c) Except as expressly otherwise provided, whenever the Owner Trustee is unable to determine the appropriate course of action between alternative courses of action permitted or required by the terms of this Agreement or under any other Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction received from the Certificateholders of Certificates evidencing more than half of the Certificate Balance at the time of delivery of such instructions, the Owner Trustee shall not be liable on account of such action to any person. If the Owner Trustee shall not have received appropriate instruction within 30 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) the Owner Trustee may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any person for such action or inaction.

                  (d) If the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Basic Document or any agreement entered into by the Owner Trustee on behalf of the Trust or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or if this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received from Certificateholders of Certificates evidencing more than half of the Certificate Balance at the time of delivery of such instructions, the Owner Trustee shall not be liable, on account of such action or inaction, to any person. If the Owner Trustee shall not have received appropriate instruction within 30 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) the Owner Trustee may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents or such other agreements, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any person for such action or inaction.

         SECTION 6.4. No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, service, dispose of or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.3 hereof. No implied duties or obligations shall be read into this Agreement or any other Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Agreement or any other Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate that result from actions by, or claims against, Fleet National Bank in its individual capacity or as the Owner Trustee that are not related to the ownership or the administration of the Trust Estate.

         SECTION 6.5. No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, service, dispose of or otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the other Basic Documents to which it is a party and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.3 hereof.

         SECTION 6.6. Restrictions. The Owner Trustee shall not take any action
(i) that is inconsistent with the purposes of the Trust set forth in Section 2.3 or (ii) that, to the actual knowledge of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for Federal income tax purposes. The Certificateholders shall not direct the Owner Trustee to take any action that would violate the provisions of this Section.

                                   ARTICLE VII

                          Concerning the Owner Trustee

         SECTION 7.1. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement for the benefit of the Certificateholders. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate under the terms of this Agreement and the other Basic Documents. The Owner Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misconduct or gross negligence or
(ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

                  (a) the Owner Trustee shall not be liable for any error of judgment made by a Responsible Officer of the Owner Trustee;

                  (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction or instructions of the Administrator, the Depositor or Holders of Certificates evidencing the requisite percentage of the Certificate Balance;

                  (c) no provision of this Agreement or any other Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                  (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes or for any amounts owing under the Certificates;

                  (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the other Basic Documents;

                  (f) the Owner Trustee shall not be liable for the action or inaction, default or misconduct of the Depositor, Administrator, Servicer or the Indenture Trustee under this Agreement or any of the other Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the other Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer under the Servicing Agreement; and

                  (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

         SECTION 7.2. Furnishing of Documents. The Owner Trustee shall furnish to the Certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents. On each Distribution Date, the Owner Trustee shall provide to each Certificateholder of record as of the related Record Date the information provided by the Administrator to the Owner Trustee on the related Distribution Date pursuant to Section 2.3 of the Administration Agreement.

         SECTION 7.3. Representations and Warranties. The Owner Trustee hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, that:

                  (a) It is a national banking association duly organized and validly existing in good standing under the laws of the United States. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

                  (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf, and when so executed, shall be an enforceable obligation of the Owner Trustee in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and subject to the application of equitable principles in any proceeding, whether at law or in equity.

                  (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will, to its knowledge, contravene any Federal or Massachusetts state law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

         SECTION 7.4. Reliance; Advice of Counsel.

                  (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, direction, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                  (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Owner Trustee (i) may act directly or through its agents, including the Administrator, or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care or by the Administrator or Depositor, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it or selected and employed by the Administrator or Depositor. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any other Basic Document.

         SECTION 7.5. Not Acting in Individual Capacity. Except for the representations and warranties set forth in Section 7.3, in accepting the trusts hereby created, Fleet National Bank acts solely as Owner Trustee hereunder and not in its individual capacity and all persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Trust Estate for payment or satisfaction thereof.

         SECTION 7.6. Owner Trustee Not Liable for Certificates or Financed Loans. The recitals contained herein and in the Certificates (other than the signature of the Owner Trustee on the Certificates) shall be taken as the statements of the Depositor and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, the Certificates or any other Basic Document (other than the signature of and authentication by the Owner Trustee on the Certificates) or the Notes, or of any Financed Loan or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including without limitation, the existence and contents of any computer or other record of any Financed Loan; the validity of the assignment of any Financed Loan to the Trust; the completeness of any Financed Loan; the performance or enforcement (except as expressly set forth in any Basic Document) of any Financed Loan; the compliance by the Administrator or Depositor or the Indenture Trustee with any warranty or representation or covenant made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action or inaction of the Depositor, Administrator or the Indenture Trustee taken in the name of the Owner Trustee; and the failure of the Financed Loans to be serviced in conformity with the Servicing Agreement.

        SECTION 7.7. Owner Trustee May Own Certificates and Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of the Certificates or Notes and may deal with the Depositor, the Administrator and the Indenture Trustee and the Servicer in banking or trust transactions with the same rights as it would have if it were not Owner Trustee, including serving as a trustee of other trusts dealing in any student loans, including trusts which purchase student loans from the Trust.

                                  ARTICLE VIII

                          Compensation of Owner Trustee

         SECTION 8.1. Owner Trustee's Fees and Expenses. The Owner Trustee shall receive as compensation for its services, a fee equal to the amount agreed upon in writing between the Administrator and the Owner Trustee at the times set forth in the Administration Agreement and the Owner Trustee shall be entitled to be reimbursed by the Depositor or the Administrator for all reasonable out-of-pocket expenses incurred by it hereunder.

         SECTION 8.2. Payments to the Owner Trustee. Any amount paid to the Owner Trustee for services rendered pursuant to Section 8.1 hereof or pursuant to the Administration Agreement shall be deemed not to be a part of the Trust Estate immediately after such payment.

                                   ARTICLE IX

                         Termination of Trust Agreement

         SECTION 9.1.        Termination of Trust Agreement.

                  (a) This Trust Agreement and the Trust shall terminate upon the earlier of (i) the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture, any related Terms Supplement, the Administration Agreement, Article V herein and any Trust Supplement, whether at the Certificate Maturity Date or otherwise, (ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof, and (iii) the time provided in Section 9.2. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder, other than the Depositor as described in Section 9.2, shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

                  (b) Except as provided in Section 9.1(a), neither the Depositor, NMELC nor any Certificateholder shall be entitled to revoke or terminate the Trust.

                  (c) Notice of any termination of the Trust, specifying the Distribution Date upon which the Certificateholders shall surrender their Certificates to the Certificate Paying Agent for payment of the final distribution and cancellation, shall be given promptly by the Owner Trustee by letter to Certificateholders mailed within five Business Days of receipt of notice of such termination from the Administrator given pursuant to the Administration Agreement, stating
         (i) the Distribution Date upon which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Certificate Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Certificate Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Certificate Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Certificate Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.1 and any related Trust Supplement. Certificates shall cease to accrue any interest as of the termination date of the Trust.

                  In the event that all the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies and no later than five years after the first such notice shall be distributed by the Owner Trustee promptly to the Depositor and NMELC in proportion to the amount of the Certificates issued to the Depositor and NMELC pursuant to Section 3.10.

         SECTION 9.2. Dissolution upon Insolvency of the Depositor. Notwithstanding the provisions of Chapter 182 of the Massachusetts General Laws, if an Insolvency Event shall occur with respect to the Depositor, (i) the Trust created hereunder shall dissolve and (ii) this Agreement shall be terminated in accordance with Section 9.1 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Owner Trustee shall have received written instructions from the Certificateholders (other than the Depositor and NMELC) representing more than half of the Certificate Balance (not including the Certificate Balance of Certificates held by the Depositor and NMELC), to the effect that each such party disapproves of the liquidation of the Financed Loans and termination of the Trust, in which event the Trust shall continue in accordance with the Basic Documents. Promptly after the occurrence of any Insolvency Event which respect to the Depositor, (i) the Depositor shall give the Indenture Trustee, the Owner Trustee and each Rating Agency written notice of such Insolvency Event and (ii) the Owner Trustee shall, upon the receipt of such written notice from the Depositor, give prompt written notice to the Certificateholders and the Indenture Trustee, of the occurrence of such event; provided, however, that any failure to give a notice required by this sentence shall not prevent or delay, in any manner, a termination of the Trust pursuant to the first sentence of this Section 9.2. Upon a termination of the Trust pursuant to this Section 9.2, the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Trust Funds and Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds of such a sale of the assets of the Trust shall be deposited in the Revenue Fund.

                                    ARTICLE X

             Successor Owner Trustees and Additional Owner Trustees

         SECTION 10.1. Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a corporation or association being authorized to exercise corporate trust powers and hold legal title to the Financed Loans. If the Owner Trustee shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 10.1, the combined capital and surplus of the Owner Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 10.1, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

         SECTION 10.2. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator and the Depositor. The Depositor may dismiss the Owner Trustee or any co-paying agent at any time for its failure to act in accordance with the terms of this Agreement; provided, however, that prior to any such dismissal, the Depositor shall have given the Owner Trustee or the co-paying agent, as the case may be, notice identifying such failure, and shall have given the Owner Trustee or the co-paying agent, as the case may be, two Business Days to cure such failure, if such failure relates to the distribution of funds to Certificateholders, and 30 days to cure all other failures. Upon receiving such notice of resignation or dismissal, the Depositor shall promptly appoint a successor Owner Trustee meeting the eligibility requirements of Section 10.1 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation or dismissal, the resigning or dismissed Owner Trustee, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning or dismissed Owner Trustee, as the case may be, from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.

         If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Depositor, or if at any time an Insolvency Event with respect to the Owner Trustee shall have occurred and be continuing, then the Depositor may remove the Owner Trustee. If the Depositor shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and payment of all fees owed to the outgoing Owner Trustee.

         Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.3 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

         SECTION 10.3. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Depositor, the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents, statements, moneys and properties held by it under this Agreement and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

         No successor Owner Trustee shall accept appointment as provided in this
Section 10.3 unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.1 and shall have made the representations and warranties set forth in Section 7.3 to the Depositor, for the benefit of the Certificateholders.

         Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Indenture Trustee, the Noteholders, and the Rating Agencies. If the Administrator shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

         SECTION 10.4. Merger or Consolidation of Owner Trustee Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Owner Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Owner Trustee hereunder; provided that such corporation shall be eligible pursuant to Section 10.1; provided further that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

         SECTION 10.5. Appointment of Co-Owner Trustee or Separate Owner Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Depositor and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more persons approved by the Owner Trustee meeting the eligibility requirements of clauses (i) and (ii) of Section 10.1, to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such person, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Depositor and the Owner Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to clauses (iii), (iv) and (v) of Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.3. The expenses incurred in connection with the retention of any co-trustee shall be deemed an expense of the Trust to be borne by the Depositor.

         Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act) except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, solely at the direction of the Owner Trustee;

                  (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                  (iii) the Depositor and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator and to the Depositor.

         Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustees shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent-permitted by law, without the appointment of a new or successor trustee.

                                   ARTICLE XI

                                  Miscellaneous

         SECTION 11.1.       Supplements and Amendments.

                  (a) This Agreement, including the Exhibits hereto, may be amended by the Depositor and the Owner Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholders, (i) to cure any ambiguity, (ii) to change the registered office of the Trust in Massachusetts set forth in Section 2.2 hereof, (iii) to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

                  (b) This Agreement may also be amended from time to time by the Depositor and the Owner Trustee, with prior written notice to the Rating Agencies, (i) with the consent of the Noteholders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and (ii) with the consent of the Certificateholders of Certificates evidencing not less than a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Financed Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders, (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance required to consent to any such amendment, without the consent of all the outstanding Noteholders and Certificateholders or (c) modify Sections 2.7 or 3.10 or the last sentence of Section 3.2, or any other Sections without an Opinion of Counsel that such amendment will not cause the Trust to be taxed as a corporation.

                  Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

                  It shall not be necessary for the consent of the Certificateholders, the Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

                  (c) Prior to the execution of any amendment to this Agreement, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated, to enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

                  (d) Notwithstanding anything to the contrary contained in this
         Section 11.1, or elsewhere in this Agreement, without the consent of any Certificateholders but with prior notice by the Depositor to the Rating Agencies, the Depositor and the Owner Trustee (upon written direction from the Depositor), at any time and from time to time, may enter into one or more Trust Supplements to authorize and set forth the terms of any Class of Certificates that have not theretofore been authorized by a Trust Supplement.

         SECTION 11.2. No Legal Title to Trust Estate in Certificateholders. The Certificateholders shall not have legal title to any part of the Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided beneficial ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title, or interest of the Certificateholders to and in their beneficial ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

         SECTION 11.3. Limitations on Rights of Others. Except for Section 2.7, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, NMELC, the Certificateholders, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement (other than Section 2.7), whether express or implied, shall be construed to give to any other person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

          SECTION 11.4.       Notices.

         (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to its Corporate Trust Office at One Federal Street, Boston, Massachusetts, 02211, telefax: 617/346-5501; if to the Depositor, addressed to 50 Braintree Hill Park, Suite 300, Braintree, Massachusetts, 02184, telefax:
617/380-3915; or, as to each party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party.

         (b) Any notice required or permitted to be given to a Certificateholder shall be given (i) by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register, or (ii) by facsimile if the Certificate Register contains a facsimile number for such Certificateholder. Any notice so mailed or sent by facsimile within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         SECTION 11.5. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 11.6. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 11.7. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor, and its successors, NMELC, and its successors, and the Owner Trustee and its successors, each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

         SECTION 11.8.       No Petition.

         (a) The Depositor and NMELC will not at any time institute against the Trust any bankruptcy proceedings under any Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any of the other Basic Documents.

         (b) The Owner Trustee (not in its individual capacity but solely as Owner Trustee), by entering into this Agreement, and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates or the Notes, this Agreement or any of the other Basic Documents.

         SECTION 11.9. No Recourse. Each Certificateholder by accepting a Certificate acknowledges that such Certificateholder's Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, NMELC, the Administrator, the Owner Trustee, the Indenture

Trustee or any affiliate thereof or any officer, director or employee of any thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth in this Agreement, the Certificates or the other Basic Documents.

         SECTION 11.10. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 11.11. Governing Law. This Agreement shall be construed in accordance with the laws of the Commonwealth, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         SECTION 11.12. Creation of Trust and Delivery of Trust Agreement. This Trust Agreement shall be deemed for all purposes executed and delivered at the Owner Trustee's corporate trust office in the City of Boston, Massachusetts and the Trust shall be created and effective upon delivery of this Trust Agreement executed by the Depositor to such office and acceptance thereof by the Owner Trustee at such office, which acceptance shall be evidenced conclusively by the Owner Trustee's execution hereof.

         Fleet National Bank acts solely as Owner Trustee and not in its individual capacity and no trustee, employee, shareholder, officer or agent of Fleet National Bank shall be held personally liable in connection with the affairs of the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                             FLEET NATIONAL BANK, not in
                                             its individual capacity
                                             but solely as owner trustee

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:

                                             NELLIE MAE EDUCATION FUNDING , LLC,
                                             as Depositor

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT A

                              DEFINITIONS AND USAGE

                                   Definitions

         "Account" shall mean any of the accounts established by the Indenture.

         "Acquisition Account" shall mean the Account so designated and established in the Student Loan Acquisition Fund by Section 4.3 of the Indenture.

         "Additional Financed Loans" shall mean the Financed Loans to be transferred to the Owner Trustee during a Funding Period pursuant to the related Sales Agreement, each of which will be listed on Schedule A to the related Transfer Agreement.

         "Administration Account" shall mean the Account so designated and established in the Services Fund by Section 4.7 of the Indenture.

         "Administration Agreement" shall mean the Administration Agreement dated as of June 1, 1996, among the Issuer, the Owner Trustee, the Indenture Trustee and the Administrator, as amended from time to time.

         "Administrator Default" shall have the meaning specified in the Administration Agreement.

         "Administration Fee" shall mean, as of any date of calculation, the sum owed to the Administrator pursuant to the terms of the Administration Agreement.

         "Administration Requirement" shall mean, as of any date of calculation and with respect to a particular Series, the Administrative Expenses due as of such date with respect to such Series.

         "Administrative Expenses" shall mean the fees and expenses of the Indenture Trustee, the Owner Trustee, the Authenticating Agent, the Administrator and the Servicer, provided, however, that the fees and expenses described shall not exceed any amount specified in the related Terms Supplement.

         "Administrator" shall mean Nellie Mae, Inc., a Massachusetts non-profit corporation, or any successors or assigns.

         "Affiliate" shall mean, with respect to any specified person, any other person controlling or controlled by or under common control with such specified person. For the purposes of this definition, "control," when used with respect to any specified person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

         "Authenticating Agent" shall mean the Indenture Trustee and any bank, trust company or other financial institution designated by the Indenture Trustee as authenticating agent for the Indenture Trustee hereunder, or any successor or successors thereto appointed pursuant to Section 6.8 of the Indenture.

         "Authorized Denominations" shall mean, with respect to the initial offering of the Securities, $20,000 or any integral multiple thereof, and in all other respects shall mean $1,000 or any integral multiple thereof.

         "Authorized Officer," when used with reference to the Issuer, shall mean any officer of the Owner Trustee or the Administrator, as applicable, in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date relating to the initial issuance of a Series of Notes.

         "Balances" when used with reference to any Account or Fund shall mean the sum of the following assets in or deposited to the credit of such Account or
Fund: (i) Investment Securities computed at the Value of Investment Securities;
(ii) Financed Loans computed at the Outstanding balance of their principal amounts plus accrued but unpaid interest; and (iii) lawful money of the United States.

         "Basic Documents" shall mean the Trust Agreement, the Indenture, each Terms Supplement, each Trust Supplement, the Sales Agreement, the Purchase Agreement, the Administration Agreement, the Servicing Agreement and other documents and certificates to be delivered in connection therewith and all amendments and supplements thereto.

         "Benefit Plan" shall mean any (i) employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to the provisions of Title I of ERISA,
(ii) plans described in Section 4975 (e)(1) of the Code, including individual retirement accounts described in Section 408(a) of the Code or Keogh plans or
(iii) or any entity (including an insurance company general account) whose underlying assets include plan assets by reason of a plan's investment in such entity.

         "Book-Entry Certificate" shall mean a beneficial interest in the Certificates, ownership and transfer of which shall be made through book entries by a Securities Depository as described in Section 3.11 of the Trust Agreement.

         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in the City of Boston, Massachusetts, or New York, New York are required or authorized by law or executive order to close.

         "Capitalized Interest" shall mean all interest which has been accrued but not paid on Financed Loans for which the borrower is entitled to elect, and has elected, to defer payments of principal of and interest on such Loan.

         "Certificate" shall mean a certificate evidencing the beneficial interest of a Certificateholder in the Trust, substantially in the form of Exhibit B to the Trust Agreement.

         "Certificate Balance" shall equal, initially, the Initial Certificate Balance and, thereafter, shall equal the Initial Certificate Balance increased by the principal balance of each subsequent Class of Certificates issued pursuant to a Trust Supplement and reduced by all amounts allocable to principal previously distributed to Certificateholders. Notwithstanding the foregoing, where any provision of the Trust Agreement or a Trust Supplement permits or authorizes Certificateholders holding a specified percentage or amount of the Certificate Balance to take any action or grant any approval, the holders of the Certificates shall be deemed to have a Certificate Balance equal to 99%.

         "Certificate Fund" shall mean the fund so designated and established by
Section 5.1 of the Trust Agreement.

        "Certificate Interest Account" shall mean the Account so designated and established in the Certificate Fund by Section 5.1 of the Trust Agreement.

         "Certificate Owner" shall mean, with respect to a Book-Entry Certificate, the person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Securities Depository, or on the books of a person maintaining an account with such Securities Depository (directly as a Securities Depository Participant or as an indirect participant, in each case in accordance with the rules of such Securities Depository).

         "Certificate Paying Agent" shall mean any paying agent or co-paying agent appointed pursuant to Section 3.9 of the Trust Agreement, which shall initially be the Owner Trustee.

         "Certificate Payment Account" shall mean the Account so designated and established in the Certificate Fund by Section 5.1 of the Trust Agreement.

         "Certificate Interest Rate" shall mean, with respect to any Class of Certificates, the per annum rate determined as set forth in the related Trust Supplement.

         "Certificate Register" and "Certificate Registrar" shall mean the register and the registrar appointed pursuant to the Trust Agreement.

         "Certificateholder" shall mean a person in whose name a Certificate is registered in the Certificate Register.

         "Certification," "Instruction," "Order," "Request" or "Requisition" of the Issuer, as the case may be, shall mean, respectively, a certification, direction, instruction, order, request or requisition which shall, unless otherwise specifically provided herein, be in writing and signed in the name of the Issuer by an Authorized Officer.

         "Class" shall mean, (i) with respect to any Series of Notes, all Notes of such Series whose final installment of principal has the same Maturity Date and (ii) with respect to the Certificates, all Certificates whose final installment of principal has the same Maturity Date.

         "Closing Date" shall mean, with respect to Certificates, the date identified as such in the related Trust Supplement and, with respect to Notes, the date identified as such in the related Terms Supplement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

         "Collector" shall mean the Administrator or collection agency retained by the Administrator to collect amounts outstanding on Financed Loans upon acceleration after default.

         "Commonwealth" shall mean The Commonwealth of Massachusetts.

         "Cost of Issuance Account" shall mean the Account so designated and established in the Services Fund by Section 4.7 of the Indenture.

         "Costs of Issuance" for each Series of Notes or Certificates shall mean all items of expense allocable to the authorization, issuance, sale and delivery of such Series of Notes or Certificates, including without limitation costs of planning and feasibility studies, costs of financial advisory, legal, accounting and management services and services of other consultants and professionals and related charges, fees and disbursements, costs of preparation and reproduction of documents, costs of preparation and printing of any offering document relating to the Notes or Certificates, advertising and printing costs, filing and recording fees, any initial fees and charges of the Indenture Trustee, Authenticating Agent or Owner Trustee, rating agency fees, costs of preparation, execution, transportation and safekeeping of Notes or Certificates, and any other costs, charges or fees incurred in connection with the issuance of the Notes or Certificates.

         "Cumulative Default Rate," with respect to any Series, shall have the meaning set forth in the related Terms Supplement.

         "Custodian," shall mean USA Loan Services, Inc., a Delaware corporation, its corporate successor or assigns and any other organization with which the Indenture Trustee and the Issuer have entered into or will enter into in a custody agreement.

         "Custody Agreement" shall mean the agreement to be entered into among the Indenture Trustee, the Custodian and the Issuer regarding the custody of the promissory notes signed by the obligors of the Financed Loans.

         "Debt Service Reserve Fund" shall mean the fund so designated and established by Section 4.2 of the Indenture.

         "Defaulted Loan" shall mean a Financed Loan which is more than 180 days delinquent in payment of principal or interest.

         "Deferred Interest" with respect to each Series and Class of Notes shall have the meaning set forth in the related Terms Supplement and with respect to each Class of Certificates shall have the meaning set forth in the related Trust Supplement.

         "Definitive Certificates" shall have the meaning specified in Section
3.13 of the Trust Agreement.

         "Depositor" shall mean the Seller in its capacity as depositor under the Trust Agreement.

         "Distribution Date" shall mean as to each Series and Class of Notes and to each Class of Certificates, the fifteenth (15th) day of each month.

         "Dollar" and "$" shall mean the lawful currency of the United States of America.

         "DTC Representation Letter" shall have the meaning set forth in Section
2.12 of the Indenture.

         "Event of Default" shall have the meaning specified in Section 7.1 of the Indenture.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Financed Loan" shall mean any Loan which, from time to time, is assigned by the Issuer to the Indenture Trustee to serve as security for the payment of all amounts due to Noteholders under the Notes and included in the Student Loan Portfolio Fund. The initial Financed Loans subject to the lien of the Indenture shall be listed on the Schedule of Financed Loans set forth in Schedule A to the Sales Agreement. The Financed Loans to be pledged by the Issuer to the Indenture Trustee in connection with the issuance of each additional Series of Notes shall be listed on the Schedule of Financed Loans appearing on Schedule A to the related Supplemental Sales Agreement. A master Schedule of Financed Loans listing all Financed Loans shall be maintained by the Issuer. Each Schedule of Financed Loans shall be amended from time to time by the Issuer to reflect accurately the Financed Loans then subject to the lien of the Indenture.

         "Fitch" shall mean Fitch Investors Service, Inc. (whose address is One State Street Plaza, New York, New York 10004) and its corporate successors.

         "Fund" shall mean any of the Funds established by the Indenture or the Trust Agreement.

         "Funding Period," with respect to each Series, shall have the meaning set forth in the related Terms Supplement.

         "Guarantor" shall mean TERI or Penn, as applicable or any other guarantor as specified in the related Terms Supplement; provided that the Trust shall notify the Rating Agencies prior to entering into any other guaranty agreement.

         "Guaranty Agreement" shall mean the TERI Guaranty Agreement or the Penn Guaranty Agreement, as applicable, including, in either case, any supplement or amendment thereto entered into in accordance with the provisions thereof, or any other guaranty agreement as specified in the related Terms Supplement.

         "Holder" or "Holders" shall mean a registered owner of the Notes or the Certificates, as the context requires.

         "Indenture" shall mean the Master Indenture and any Terms Supplement, each as from time to time amended or supplemented with respect to which the Notes issued thereunder are still Outstanding.

         "Indenture Trust Estate" shall mean (i) all Revenues; (ii) the Balances on deposit in all subaccounts, Accounts and Funds (whether derived from proceeds of sale of the Notes, from Revenues or from any other source, excluding the Certificate Fund); (iii) all rights, title, interest and privileges of the Issuer as owner of the Financed Loans in and to (a) the Financed Loans, including all promissory notes evidencing the indebtedness for Financed Loans and all related documentation, and all rights of the Issuer to receive any and all payments of any nature and from any source with respect to the Financed Loans, (b) each Guaranty Agreement insofar as it relates to Financed Loans, (c) the Administration Agreement, (d) the Servicing Agreement and (e) any Sales Agreements with the Seller with respect to the Financed Loans; (iv) all products and proceeds of any of the foregoing; and (v) all other property of every kind and nature which is now or from time to time hereafter pledged, assigned or transferred as and for security hereunder to the Indenture Trustee by the Issuer or by anyone on its behalf.

         "Indenture Trustee" shall mean State Street Bank and Trust Company, a Massachusetts trust company, not in its individual capacity but solely as Indenture Trustee under the Indenture.

         "Independent" shall mean, when used with respect to any specified person, that the person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Seller and any Affiliate of any of the foregoing persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing persons and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         "Independent Certificate" shall mean a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.10 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" and that the signer is Independent within the meaning thereof.

         "Initial Certificate Balance" shall mean, with respect to any Class of Certificates, the amount identified as such in the related Trust Supplement.

         "Initial Certificate Interest Rate" shall mean, with respect to each Class of Certificates, the rate identified as such in the related Trust Supplement.

         "Initial Note Interest Rate" shall mean, with respect to each Class of Notes, the rate identified as such in the related Terms Supplement.

         "Initial Period" shall mean, as to any Class of Notes and Class of Certificates, the period commencing on the Closing Date and continuing with respect to each Class of Notes, through the day immediately preceding the Initial Rate Adjustment Date for such Class of Notes, and with respect to each Class of Certificates, through the day immediately preceding the Initial Rate Adjustment Date for such Class of Certificates.

         "Initial Pool Balance" shall mean, with respect to any Series, the sum of the related Pool Balance as of the Closing Date, plus the principal balance of each Additional Financed Loan purchased by the Issuer on each Transfer Date during the related Funding Period.

         "Initial Rate Adjustment Date" shall mean, as to any Class of Notes, the date specified in the related Terms Supplement, and with respect to any Class of Certificates, the date specified in the related Trust Supplement.

         "Insolvency Event" means, with respect to a specified person, (a) the filing or entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such person or any substantial part of its property, or ordering the winding-up or liquidation of such person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such person to the entry of an order for relief in an involuntary case under such law, or the consent by such person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such person or any substantial part of its property, or the making by such person any general assignment for the benefit of creditors, or the failure by such person generally to pay its debts as such debts become due, or the taking of action by such person in furtherance of any of the foregoing.

         "Interest Period" shall mean, as to each Series and Class of Notes and each Class of Certificates, the Initial Period and thereafter each period commencing on a Rate Adjustment Date and ending on the day before the next Rate Adjustment Date.

         "Interest Rate" shall mean, with respect to each Class of Notes, the rate of interest per annum borne by such Class of Notes as set forth in the related Terms Supplement, and with respect to each Class of Certificates, the rate of interest per annum borne by such Class of Certificates as set forth in the related Trust Supplement.

         "Investment Securities" shall mean any of the following:

                  (a) direct obligations of, or obligations on which the timely payment of the principal of and interest on which are unconditionally and fully guaranteed by, the United States of America;

                  (b) interest-bearing time or demand deposits, certificates of deposit or other similar banking arrangements with any bank, trust company, national banking association or other depository institution (including the Indenture Trustee or any of its affiliates), provided that, at the time of deposit or purchase, (i) if such deposit, certificate or other arrangement shall be payable in more than one year, the depository institution shall have senior long-term debt rated by each Rating Agency in its highest rating category and (ii) if such deposit, certificate or other arrangement shall be payable in one year or less, the depository institution shall have short-term debt which is rated P1 by Moody's (if Moody's is rating such short-term debt) and F-1+ by Fitch (if Fitch is rating such short-term debt);

                  (c) bonds, debentures, notes or other evidences of indebtedness issued or guaranteed by any of the following agencies:
         Federal Farm Credit Banks; Federal Home Loan Mortgage Corporation; the Export-Import Bank of the United States; the Federal National Mortgage Association; the Tennessee Valley Authority; the Government National Mortgage Association; the Federal Financing Bank; the Farmers Home Administration;

                  (d) with the prior review of the Rating Agencies as to form, repurchase agreements and reverse repurchase agreements with banks (which may include the Indenture Trustee or any of its affiliates) which are members of the Federal Deposit Insurance Corporation, the outstanding, unsecured long-term debt securities of which are rated Aaa by Moody's and AAA by Fitch (if Fitch is rating such securities);

                  (e) overnight repurchase agreements and reverse repurchase agreements (i) with counterparties the outstanding, unsecured debt securities of which are rated P1 by Moody's and F1+ by Fitch and (ii) which are at least 102% collateralized by securities described in subparagraph (a) of this definition which are held by a third-party collateral agent in a segregated trust account;

                  (f) investment agreements or guaranteed investment contracts, secured by collateral securities or unsecured as the Issuer may determine, which may be entered into by and among the Issuer, the Indenture Trustee and any bank, bank holding company, corporation or any other financial institution whose outstanding, unsecured long term debt securities are rated AAA by Fitch (if Fitch is rating such securities) and Aaa by Moody's, or by an insurance company whose claims-paying ability is so rated, provided further that any such agreement must:

                                          (i) clearly state the exact entity
                  guarantor, the value of invested funds guaranteed, the rate of guaranteed interest, and the termination date;

                                          (ii) contain an unconditional,
                  irrevocable pledge by the guarantor and be written in favor of the Indenture Trustee;

                                          (iii) not be cancelable for failure to
                  pay any fees or premiums and its enforceability must be warranted;

                                          (iv) provide that demands for funds be
                  honored on terms and conditions determined by the Issuer and the issuer of such agreement and be credited to the Indenture Trustee in immediately available funds;

                                          (v) clearly establish the basis for
                  compounding or computation of interest, and provide that all guaranteed interest accrue to the payment date;

                                          (vi) provide that failure to meet
                  collateral or other provisions shall result in acceleration of the agreement at the option of the Issuer or of the Indenture Trustee acting on behalf of the Issuer and provide that merger or acquisition of the issuer of the agreement, or assumption of the obligations of the agreement, with or by another entity if combined with a credit or claims paying ability rating downgrade below the standards set forth in this subsection (f) shall result in acceleration of the agreement at the option of the Issuer or of the Indenture Trustee acting on behalf of the Issuer (after confirmation by Moody's and Fitch that such acceleration will not affect the ratings assigned to the Notes); and may provide that other designated events relating to the issuer of the agreement or its parent or any related entity, if combined with a credit or claims paying ability rating downgrade below the standards set forth in this subsection (f) shall result in acceleration of the agreement at the option of the Issuer (or Indenture Trustee acting on behalf of the Issuer); and

                                          (vii) be accompanied by an Opinion of
                  Counsel, on which the Indenture Trustee may conclusively rely, stating that such agreement satisfies the requirements of clauses (i) through (vi) above;

                  (g) any debt instrument rated Aaa by Moody's and AAA by Fitch (if Fitch is rating such debt instrument);

                  (h) commercial paper rated P1 by Moody's and F1+ by Fitch (if Fitch is rating such commercial paper);

                  (i) shares of a money market or mutual fund, provided that the fund is rated AAAm or AAAm-G by Moody's and Fitch, (if Fitch is rating such securities); and

                  (j) any other investment agreement or guaranteed investment contract approved in writing by each Rating Agency.

                  Notwithstanding the foregoing, investments described in subparagraphs (g) and (h) shall not include any "margin security" as such term is defined in Regulation T of the Board of Governors of the Federal Reserve System or any "margin stock" as such term is defined in Regulation G, U or X of the Board of Governors of the Federal Reserve System.

         "Issuer" shall mean the Nellie Mae Education Loan Trust established under the Trust Agreement until a successor replaces it and, thereafter, shall mean the successor and, for purposes of any provision contained in the Indenture and required by the TIA, each other obligor of the Notes.

         "Issuer Order" and "Issuer Request" shall mean a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

         "LIBOR Rate" shall mean, with respect to any Class of Notes or Class of Certificates, the rate per annum equal to (a) the annual rate of interest published or reported by the Telerate Service (by reference to the screen page currently designated as "Page 3750" on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. dollar deposits) as of 11:00 a.m., London time, on the Rate Determination Date for a one month period, or (b) if such a rate does not appear on Telerate Page 3750, the "LIBOR Rate" for the given day shall be the arithmetic mean of the offered rates for dollar deposits for a one month period commencing on the Rate Determination Date, which rate appears on Reuters LIBO Page as of 11:00 a.m., London time, on the Rate Determination Date. If the rate described above does not appear on Telerate Page 3750 and fewer than two rates appear on Reuters LIBO Page, the "LIBOR Rate" for the applicable Rate Determination Date shall be determined in good faith by the Indenture Trustee from such source as it shall determine to be comparable to Telerate Page 3750 and Reuters LIBO Page.

         "LIBOR Rate Certificates" shall mean a Class of Certificates for which the related Interest Rate is based upon LIBOR.

         "LIBOR Rate Notes" shall mean a Class of Notes for which the related Interest Rate is based upon LIBOR.

         "Lien" shall mean a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens and other liens, if any, which attach to the respective Financed Loan by operation of law as a result of any act or omission.

         "Loan" or "Loans" shall mean any loan acquired by the Issuer from the Seller.

         "Master Indenture" shall mean the Master Trust Indenture dated as of June 1, 1996 between the Issuer and the Indenture Trustee, as amended or supplemented from time to time.

         "Maturity Date" shall mean, as to each Series and Class of Notes, the stated maturity date identified as such in the related Terms Supplement and, as to each Class of Certificates, the stated maturity date identified as such in the related Trust Supplement.

         "Minimum Authorized Denomination" shall mean, with respect to the initial offering of the Securities, $20,000, and in all other respects shall mean $1,000.

         "Moody's" shall mean Moody's Investors Service, Inc. (whose address is 99 Church Street, New York, New York 10007-2796, Attention: ABS Monitoring Department, and its corporate successors.

         "Net Loan Rate" shall mean, with respect to any Series, the rate identified as such in the related Terms Supplement.

         "Noteholder" shall mean any person who shall be the registered owner of any Note or the duly authorized attorney-in-fact or representative of such person.

         "Note Rate" shall mean, with respect to each Class of Notes, the per annum rate determined as set forth in the related Terms Supplement.

        "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.6 of the Indenture.

         "Notes" shall mean the Asset-Backed Notes issued pursuant to the Master Indenture and a related Terms Supplement.

         "Note Fund" shall mean the Fund so designated and established by
Section 4.6 of the Indenture.

         "Note Interest Account" shall mean the Account so designated and established in the Note Fund by Section 4.6 of the Indenture.

         "Note Payment Account" shall mean the Account so designated and established in the Note Fund by Section 4.6 of the Indenture.

         "Office of the Authenticating Agent" shall mean the Principal Corporate Trust Operations Office of the Indenture Trustee or any designated Authenticating Agent.

         "Officer's Certificate" shall mean a document signed by an Authorized Officer of the Issuer either attesting to or acknowledging the circumstances, representations or other matters therein stated or set forth or directing that an action be taken by the person to whom such document is addressed.

         "Opinion of Counsel" shall mean an opinion in writing of a legal counsel acceptable to the Issuer, the Indenture Trustee, the Owner Trustee, the Seller, the Servicer or the Administrator, as applicable.

         "Outstanding," (A) when used with respect to Notes, shall refer to any Notes executed, authenticated, issued and delivered under this Indenture other than Notes (i) for the transfer or exchange of or in lieu of which other Notes shall have been authenticated and delivered by the Indenture Trustee pursuant to the Indenture, (ii) which have been canceled or (iii) which at the time are deemed not to be Outstanding under the Indenture by reason of the limitation of
Section 6.3 of the Indenture, (B) when used with respect to Certificates, shall refer to any Certificates executed, authenticated, issued and delivered under the Trust Agreement other than Certificates (i) for the transfer or exchange of or in lieu of which other Certificates shall have been authenticated and delivered by the Owner Trustee pursuant to the Trust Agreement or (ii) which have been canceled, and (C) when used with respect to Financed Loans, shall mean the principal balance unpaid as of the applicable date.

         "Outstanding Amount" shall mean the aggregate principal amount of all Notes, or Series or Class of Notes, or all Certificates, or Class of Certificates, as applicable, Outstanding as of the date of determination.

         "Owner Trustee" shall mean Fleet National Bank, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

         "Penn" shall mean The Trustees of the University of Pennsylvania.

         "Penn Guaranty Agreement" shall mean the Penn Graduate Loan Program Agreement dated as of September 1, 1992, as amended, between Nellie Mae, Inc. and Penn, insofar as it pertains to Financed Loans.

         "Pool Balance" shall mean, at any time, the aggregate principal balance of the Financed Loans at the end of the preceding Interest Period (including accrued interest thereon for such Interest Period to the extent such interest will be capitalized), after giving effect to the following, without duplication: (i) all payments in respect of principal received by the Trust during such Interest Period from or on behalf of borrowers and Guarantors,
(ii) the principal portion of the purchase price of all Financed Loans purchased from the Trust for such Interest Period from the Seller, the Administration or the Servicer, and (iii) the principal portion of all Additional Financed Loans made from the Pre-Funding Account with respect to such Interest Period.

         "Pre-Funding Account" means the account designated as such, established and maintained pursuant to Section 4.3 of the Indenture.

         "Principal Corporate Trust Operations Office" shall mean the principal corporate trust operations office of the Indenture Trustee in Boston, Massachusetts, or such other office as may be designated by written notice of the Indenture Trustee to the Issuer and each Noteholder at the address of such Noteholder as it appears on the books of registry maintained in accordance with
Section 2.6 of the Indenture.

         "Principal Factor" shall have the meaning set forth in Section 3.1(a) of the Indenture.

         "Purchase Agreement" shall mean the Master Terms Purchase Agreement dated June 1, 1996 between Nellie Mae, Inc. and Nellie Mae Funding, LLC, as amended from time to time.

         "Rate Adjustment Date" shall mean, with respect to each Class of Notes and each Class of Certificates, the date on which the applicable Interest Rate for such Class of Notes or Certificates, as appropriate, is effective and shall mean, with respect to each such Class of Notes and Certificates, the date of commencement of each related Interest Period.

         "Rate Determination Date" shall mean the second Business Day immediately preceding the Rate Adjustment Date for such Interest Period.

         "Rating Agency" shall mean (i) Moody's and (ii) Fitch, if the Notes are then rated by Fitch, or, if either of them no longer exists and has no successors, then any other rating agency, if any, of nationally recognized status then rating the Notes.

         "Record Date" shall mean the last day of the month.

         "Responsible Officer" shall mean, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee with direct responsibility for the administration of the Indenture and the other Basic Documents on behalf of the Indenture Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers.

         "Reuters LIBO Page" shall mean the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the Reuters LIBO Page on that service for the purpose of displaying London interbank offered rates of major banks for Dollar deposits).

         "Revenue Fund" shall mean the Fund established by Section 4.5 of the Indenture.

         "Revenues" shall mean all revenues, receipts and moneys payable into or to the credit of the Revenue Fund pursuant to Section 4.5 of the Indenture and any interest earnings on Investment Securities credited to any other Fund or Account as provided in Section 4.9 of the Indenture.

         "Sales Agreement" shall mean the Master Terms Sales Agreement dated June 1, 1996, among the Issuer, the Seller and the Owner Trustee, as amended from time to time.

         "Securities" shall mean the Notes and the Certificates together.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Depository" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and shall initially be The Depository Trust Company.

         "Securities Depository Participant" shall mean a broker, dealer, bank, other financial institution or other person for whom from time to time a Securities Depository effects book-entry transfers and pledges of securities deposited with the Securities Depository.

         "Seller" shall mean the Nellie Mae Education Funding, LLC, a Delaware limited liability company.

         "Series" shall mean a separate Series of Notes issued pursuant to the Master Indenture, which Series may, as provided in the related Terms Supplement, be divided into two or more Classes.

         "Servicer Default" shall mean an "Event of Default" as defined in the Servicing Agreement.

         "Servicer" shall mean USA Group Loan Services, Inc., a Delaware corporation, its corporate successors and assigns, and any other organization with which, after notice to the Rating Agencies, the Issuer has entered into or shall in the future enter into a Servicing Agreement providing for the administration, servicing and collection of, among others, the Financed Loans.

         "Services Fund" shall mean the Fund established by Section 4.7 of the Indenture.

         "Servicing Agreement" shall mean the Servicing Agreement between the Issuer and USA Group Loan Services, Inc. dated as of June 1, 1996, and any other similar servicing agreement entered into between the Issuer and a Servicer providing for the administration, servicing and collection of Financed Loans, in each case as originally executed and as amended or supplemented from time to time in accordance with the terms thereof and with the Indenture.

         "Servicing Fees" shall mean, as of any date of calculation, the sum owed to the Servicer pursuant to the terms of the Servicing Agreement.

         "Student Loan Acquisition Fund" shall mean the Fund established by
Section 4.3 of the Indenture.

         "Student Loan Portfolio Fund" shall mean the Fund established by
Section 4.4 of the Indenture.

         "Subaccount" shall mean any of the subaccounts established by the Indenture and the related Terms Supplement.

         "Supplemental Indenture" shall mean any supplement to or amendment of the Indenture entered into by the Issuer and the Indenture Trustee pursuant to and in accordance with the provisions of Article 9 of the Indenture.

         "Supplemental Purchase Agreement" shall mean any Supplemental Purchase Agreement between Nellie Mae and the Seller.

         "Supplemental Sales Agreement" shall mean any Supplemental Sales Agreement among the Seller, the Trust and the Owner Trustee.

         "TERI" shall mean The Education Resources Institute, Inc., a Massachusetts corporation.

         "TERI Guaranty Agreement" shall mean the Guaranty Agreement dated as of _______________, 1996 between the Issuer and TERI.

         "Terms Supplement" shall mean each Supplemental Indenture which authorizes a particular Series of Notes.

         "Transfer Agreement" shall mean a duly written assignment and bill of sale delivered by the Seller to the Owner Trustee and the Indenture Trustee evidencing the sale of Additional Financed Loans to the Issuer.

         "Transfer Date" shall mean each date on which the Issuer purchases Additional Financed Loans pursuant to a Supplemental Sales Agreement during a related Funding Period.

         "Treasury Regulations" shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References in any document or instrument to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

         "Trust Agreement" shall mean the Trust Agreement dated as of June 1, 1996 between the Depositor and the Owner Trustee, as amended and supplemented from time to time.

         "Trust Estate" shall mean all property of the Issuer from time to time, including all funds held by the Owner Trustee under the Trust Agreement and all rights of the Owner Trustee and the Trust pursuant to the Servicing Agreement, the Administration Agreement, the Sales Agreement and any Supplemental Sales Agreement.

         "Trust Indenture Act" or "TIA" shall mean the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

         "Trust Supplement" shall mean each supplement to the Trust Agreement that authorizes an issuance of a Class of Certificates.

         "Value of Investment Securities" shall mean, as to each Investment Security, the market value thereof, if available, and, if not, par if purchased at par, or the lower of cost or amortized value if purchased at other than par, or, with respect to Investment Securities described in subparagraph (e) of the definition thereof, the remaining scheduled principal amount of such obligation. The amortized value of any such obligation purchased at a premium or discount shall be computed in accordance with generally accepted accounting principles so as to recognize daily amortization of such premium or discount, provided that the value of any such obligation which is callable prior to maturity at the option of the issuer of such obligation shall be no greater than the price at which such obligation could be called. Valuation made on any particular date shall include the amount of interest earned or accrued to such date on any such moneys or investments.

                                      Usage

         Unless the context clearly indicates otherwise, or may otherwise require, (i) the term "person" includes a firm, partnership, joint venture, joint stock company, trust (including any beneficiary thereof), association, corporation (public or private), unincorporated organization, public body, public agency and a natural person, and shall also include an executor, administrator, trustee, receiver or other representative; (ii) the terms "herein," "hereunder," "hereby," "hereto," "hereof" and any similar terms, refer to the document as a whole and not to any particular section or subdivision thereof; and (iii) references to specific provisions of any public law or statute are to such provisions as they may be amended from time to time. The definitions set forth in this Exhibit A shall include both the singular and the plural, and the use of any pronoun shall include both the singular and the plural and shall include all genders.

                                                                     EXHIBIT B

                              [FORM OF CERTIFICATE]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW).

         THIS CERTIFICATE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL
AGENCY.

                    [THIS CERTIFICATE IS NONTRANSFERABLE.](1)

NUMBER                                                   $______________________
CUSIP NO.

                         NELLIE MAE EDUCATION LOAN TRUST

                            ASSET BACKED CERTIFICATES

         evidencing an undivided interest in the Trust, as defined below, the property of which includes a pool of student loans sold to the Trust by Nellie Mae Education Funding, LLC.

         (This Certificate does not represent an interest in or obligation of the Depositor or NMI Education Loan Corporation ("NMELC"), the Servicer (as defined below), the Owner Trustee (as defined below) or any of their respective affiliates, except to the extent described below.)

         THIS CERTIFIES THAT Cede & Co. is the registered owner of [$________] dollars non- assessable, fully-paid, undivided interest in the Nellie Mae Education Loan Trust (the "Trust"), a trust formed under the laws of The Commonwealth of Massachusetts by Nellie Mae Education Funding, LLC (the "Depositor"). The Trust was created pursuant to a Trust Agreement dated as of June 1, 1996 (the "Trust Agreement") between the Depositor and Fleet National Bank, a national banking association, not in its individual capacity but solely as owner trustee on behalf of the Trust (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in Exhibit A to the Trust Agreement.

_________

(1) To be included only on the Certificates issued to Nellie Mae Funding, LLC and NMI Education Loan Corporation on the Closing Date and any Certificates issued in exchange therefor.

        This Certificate is one of the duly authorized Certificates designated as "Asset Backed Certificates" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provision and conditions of the Trust Agreement, to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of student loans (the "Financed Loans"), all moneys paid thereunder on or after _______, 1996 (or, in the case of Financed Loans that constitute Additional Financed Loans, on or after the date such Additional Financed Loans are acquired, certain bank accounts and the proceeds thereof and certain other rights under the Trust Agreement, the Sales Agreement, the Servicing Agreement and the Administration Agreement and all proceeds of the foregoing. The rights of the holders of the Certificates to the assets of the Trust are subordinated to the rights of the holders of the Notes issued under the Indenture dated June 1, 1996 between the Trust and State Street Bank and Trust Company, as Indenture Trustee, and designated as "Asset Backed Notes", as set forth in the Trust Agreement, Indenture and the Administration Agreement.

         Under the Trust Agreement, to the extent of funds available therefor, distributions will be made on the Certificates on each Distribution Date at the Interest, commencing on [______], 1996, to the person in whose name this Certificate is registered as of the close of business on the last day of the month immediately preceding the Distribution Date (such day the "Record Date") in the manner set forth in the Trust Agreement, the Indenture and the Administration Agreement. The Maturity Date is [__________].

         Each holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate from available funds are subordinated to the rights of the Noteholders as described in the Trust Agreement and Indenture.

         It is the intent of the Depositor, NMELC, the Administrator and the Certificateholders that, solely for Federal income tax purposes, the Trust will be treated as a partnership and the Certificateholders (including Nellie Mae Education Funding, LLC and NMELC in their capacity as recipients of distributions from the excess amounts in the Revenue Fund) will be treated as partners in that partnership. Nellie Mae Education Funding, LLC, NMELC and the other Certificateholders by acceptance of a Certificate (and the Certificate Owners by acceptance of a beneficial interest in a Certificate), agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such Federal income tax purposes as partnership interests in the Trust.

         Each Certificateholder or Certificate Owner, by its acceptance of a Certificate or, in the case of a Certificate Owner, a beneficial interest in a Certificate agrees that such Certificateholder or Certificate Owner, as the case may be, will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, the Trust Agreement or any of the other Basic Documents.

         Distributions on this Certificate will be made as provided in the Trust Agreement by the Owner Trustee by wire transfer or by check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Securities Depository (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for the purpose of the Owner Trustee in the City of Boston.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon shall have been executed by an authorized representative of the Owner Trustee or its authenticating agent, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Administration Agreement or be valid for any purpose.

         The Certificates do not represent an obligation of, or an interest in, the Depositor, the Administrator, the Owner Trustee, USA Group Loan Services, Inc., as Servicer (the "Servicer") or any affiliates of any of them, and no recourse may be had against such parties or their assets, except as may be expressly set forth herein, in the Trust Agreement or in the other Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections respecting the Financed Loans, all as more specifically set forth in the Trust Agreement. A copy of each of the Trust Agreement, the Sales Agreement, the Purchase Agreement, the Servicing Agreement, the Indenture and the Administration Agreement may be examined during normal business hours at the principal office of the Administrator, and at such other places, if any, designated by the Administrator, by any Certificateholder upon request.

         The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Owner Trustee with the consent of the holders of the Notes and the Certificates each voting as a class evidencing not less than a majority of the outstanding principal balance of the Notes and the Certificate Balance. Any such consent by the holder of this Certificate shall be conclusive and binding on such holder and on all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by Fleet National Bank in its capacity as Certificate Registrar, or by any successor Certificate Registrar, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

         The Certificates are issuable only as registered Certificates without coupons in Authorized Denominations of $20,000 or in integral multiples in excess thereof; provided, however, that the Certificates issued to Nellie Mae Education Funding, LLC and NMELC may be issued in such denominations as to include any residual amount of the Certificate Balance. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Owner Trustee and the Certificate Registrar and any agent of the Owner Trustee and the Certificate Registrar treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Owner Trustee nor the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

         This Certificate (including any beneficial interests therein) may not be transferred directly or indirectly to a Benefit Plan. By accepting and holding this Certificate, the holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

         This Certificate may not be transferred to any person who is not a U.S. Person, as such term is defined in Section 7701(a)(30) of the Internal Revenue Code, as amended.

         The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement, the Indenture and the Administration Agreement and the disposition of all property held as part of the Trust.

         This Certificate shall be construed in accordance with the laws of The Commonwealth of Massachusetts without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Fleet National Bank acts solely as Owner Trustee and not in its individual capacity and no trustee, employee, shareholder, officer or agent of Fleet National Bank shall be held personally liable in connection with the affairs of the Trust.

         IN WITNESS WHEREOF, the Owner Trustee on behalf of the Trust and not in its individual capacity has caused this Certificate to be duly executed as of the date set forth below.

                                            NELLIE MAE EDUCATION LOAN TRUST

                                            By:      Fleet National Bank,
                                                     not in its individual
                                                     capacity but solely as
                                                     Owner Trustee,

ATTEST:

                                            By:
- ------------                                   ---------------------------------
                                               Authorized Signatory

Date:
     -------

                  OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

               This is one of the Certificates referred to in the within-mentioned Trust Agreement.

                                      FLEET NATIONAL BANK, not in its individual capacity but solely as Owner Trustee,

                                                   By:
                                                      --------------------------
                                                       Authorized Representative

Date:  [         ], 1996                            or
        ---------
                                                   By:
                                                      --------------------------
                                                       Authorized Representative

                                   ASSIGNMENT

         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OR ASSIGNEE

________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

________________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


___________________________________________Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:


                                              _____________________________*
                                                Signature Guaranteed:


                                              _____________________________*


* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                          [END OF FORM OF CERTIFICATE]


                                       B_6